Exhibit 4.69

Supplemental Agreement to the Exclusive Management Service and Business Cooperation Agreement

(English translation)

This Supplemental Agreement to the Exclusive Management Service and Business Cooperation Agreement (this “Supplemental Agreement”) is entered into as of August 13, 2021, by and among the following parties in Shunde District, Foshan City, Guangdong Province, the People’s Republic of China(“PRC”):

Party A:	Zhuhai Hengqin Bright Scholar Management Consulting Co., Ltd., a wholly foreign-owned enterprise duly established and validly registered under the laws of the PRC, whose unified social credit code is 91440400MA4W6P9G26 and whose registered address is Suite 1402-A, No. 128 Xingsheng First Road, Hengqin New Area, Zhuhai.

Party B 1:	BGY Education Investment Management Co., Ltd., a company with limited liabilities duly established and validly registered under the laws of the PRC, whose unified social credit code is 91440606315033907D and whose registered address is at Room A216, Building 1, Guangdong Country Garden School, West 20 Road, Shunde Country Garden Community, Next to Bijiang Bridge, Beijiao Town, Shunde District, Foshan, Guangdong Province

Party B 2:	Foshan Meiliang Education Technology Co., Ltd., a company with limited liabilities duly established and validly registered under the laws of the PRC, whose unified social credit code is 91440606 MA56YPTMXP and whose registered address is at F5-14, 5/F, Country Garden Center, No.1 Country Garden Avenue, Beijiao Country Garden Community, Shunde District, Foshan City, Guangdong Province (address declared)

Party B 3:	Foshan Zhiliang Education Technology Co., Ltd., a company with limited liabilities duly established and validly registered under the laws of the PRC, whose unified social credit code is 91440606 MA56YQMP21 and whose registered address is at F5-10, 5/F, Country Garden Center, No.1 Country Garden Avenue, Beijiao Country Garden Community, Shunde District, Foshan City, Guangdong Province (address declared)

Party B 4:	Beijing Boteng Consulting Co., Ltd., a company with limited liabilities duly established and validly registered under the laws of the PRC, whose unified social credit code is 91110105 MA04B4R54T and whose registered address is at B-0801, 7/F, No.23 Jianwai SOHO Building, No.39 East Third Ring Road, Chaoyang District, Beijing

Party B 5:	Foshan Shangtai Education Technology Co., Ltd., a company with limited liabilities duly established and validly registered under the laws of the PRC, whose unified social credit code is 91440606MA56YR0W26 and whose registered address is at F5-06, 5/F, Country Garden Center, No.1 Country Garden Avenue, Beijiao Country Garden Community, Shunde District, Foshan City, Guangdong Province (address declared)

Party B 6:	Foshan Renliang Education Technology Co., Ltd., a company with limited liabilities duly established and validly registered under the laws of the PRC, whose unified social credit code is 91440606 MA56YJ5HX8 and whose registered address is at F5-11, 5/F, Country Garden Center, No.1 Country Garden Avenue, Beijiao Country Garden Community, Shunde District, Foshan City, Guangdong Province (address declared)

Party B 7:	Foshan Yongliang Education Technology Co., Ltd., a company with limited liabilities duly established and validly registered under the laws of the PRC, whose unified social credit code is 91440606MA56YQQ54M and whose registered address is at F5-13, 5/F, Country Garden Center, No.1 Country Garden Avenue, Beijiao Country Garden Community, Shunde District, Foshan City, Guangdong Province (address declared)

(Party B 1, Party B 2, Party B 3, Party B 4, Party B 5, Party B 6 and Party B 7 collectively the “Party B”)

Party C:	Meirong Yang, P.R.C. citizen, Identity Number:
Wenjie Yang, P.R.C. citizen, Identity Number:

(Each of Party A, Party B and Party C a “Party”, and collectively the “Parties”)

Whereas:

(1)	Party A is a wholly foreign-owned enterprise duly registered and validly existing under the PRC laws, owning resources to provide technical support and consulting services.

(2)	Party B is a limited liability company duly registered and validly existing under the PRC laws and engages in industrial investment and management, education consultation, education and culture planning, promotion of education project (“Education Consultant Services”).

(3)	Party C is the shareholder of Party B and owns 100% of the equity interests of Party B.

(4)	Party A, Party B (1), the Subsidiaries of Party B and Party C entered into an Exclusive Management Services and Business Cooperation Agreement on January 25, 2017.

(5)	Party C shall establish Party B (2), Party B (3), Party B (4), Party B (5), Party B (6) and Party B (7), whose contribution percentage is the same as that of Party B.

(6)	Party A, Party B 1 and Party C agree that Party B 2, Party B 3, Party B 4, Party B 5, Party B 6 and Party B 7 shall accede to the Exclusive Management Services and Business Cooperation Agreement, assuming the same rights and obligations as that of Party B 1. That is, Party A agreed to provide exclusive education management consultant, intellectual property license, technical support and operation support service to Party B and Subsidiaries of Party B with Party A’s advantages in human resource, technology and information. Party B and the Subsidiaries of Party B agreed to accept such relevant services from Party A.

NOW THEREFORE, the Parties through amiable negotiations agree as follows:

1.	Joinder to the Agreement

The Parties agree that Party B 2, Party B 3, Party B 4, Party B 5, Party B 6 and Party B 7 shall accede to the Exclusive Management Services and Business Cooperation Agreement, assume the same rights and obligations as those of Party B 1 under the Exclusive Management Services and Business Cooperation Agreement, and be bound by the Exclusive Management Services and Business Cooperation Agreement and the appendices hereto.

2.	Subsidiaries of Party B

For the purpose of this Supplemental Agreement, as long as an entity constitutes a Subsidiary of Party B as defined in the Exclusive Management Services and Business Cooperation Agreement, regardless of whether it is a Subsidiary of any of Party B 2, Party B 3, Party B 4, Party B 5, Party B 6 or Party B 7, Party B and such subsidiary may internally transfer all or part of the investment interest in such subsidiary to each other, and after such transfer, such subsidiary shall not constitute a “new subsidiary of Party B” as set forth in Article 10.3 of the Exclusive Management Services and Business Cooperation Agreement, and shall constitute a party to the Exclusive Management Services and Business Cooperation Agreement on an ongoing basis without executing Right and Obligation Assumption Letter set forth in Appendix III to the Exclusive Management Services and Business Cooperation Agreement or other instruments.

In particular, the Parties unanimously acknowledge that from September 1, 2021, the effective date of the Implementation Rules of the Law on the Promotion of Private Education of the People’s Republic of China, Party B 1 and its subsidiaries, including private schools providing compulsory education, non-profit institutions and companies (to be) established non-profit institutions (“Affected Educational Institutions”), shall no longer be bound by the Exclusive Management Services and Business Cooperation Agreement.

3.	Representations and Warranties

Party B 2, Party B 3, Party B 4, Party B 5, Party B 6 and Party B 7 severally and jointly make the representations and warranties to Party A that are consistent with those set forth in the Exclusive Management Services and Business Cooperation Agreement.

4.	Dispute Resolution

This Supplemental Agreement shall be governed by the PRC laws. All disputes arising out of or in connection with the Exclusive Management Services and Business Cooperation Agreement and this Supplemental Agreement shall be conciliated friendly by and between the Parties. When the disputes could not be solved by conciliation, such disputes may be submitted to the China International Economic and Trade Arbitration Commission and be finally settled under the Rules of Arbitration of the China International Economic and Trade Arbitration Commission by arbitrators appointed in accordance with rules then effective of such arbitration. The arbitration award shall be final and binding upon all Parties. The language used in arbitration shall be Chinese. The place of arbitration shall be in Beijing. The Parties hereto shall continue to perform their obligations and exercise their rights hereunder except for those submitted for arbitration. The validity of this Article shall not be influenced by the modification, rescission, and termination of this Supplemental Agreement.

5.	Miscellaneous

5.1 In the event of any discrepancy between this Supplemental Agreement and the Exclusive Management Services and Business Cooperation Agreement, this Supplemental Agreement shall prevail. Any matters not mentioned herein shall be implemented in accordance with the Exclusive Management Services and Business Cooperation Agreement.

5.2 This Supplemental Agreement shall be performed within the scope stipulated by laws. In the event any article or any part of an article is deemed as illegal, invalid, or unenforceable by any competent authority or court, such illegality, invalidity or unenforceability shall not affect other articles of this Supplemental Agreement or other part of this article, and other articles of this Supplemental Agreement or other part of this article shall remain valid. Parties shall make their best effort to modify such illegal, invalid, or unenforceable articles to achieve the purpose of the original articles.

5.3 This Supplemental Agreement shall become effective upon affixation of signature or company seal by the Parties. This Supplemental Agreement is executed in nine counterparts, each of Party A, Party B and Party C holds one counterpart.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Supplemental Agreement to the Exclusive Management Services and Business Cooperation Agreement as of the date first above written.

Party A: Zhuhai Hengqin Bright Scholar Management Consulting Co., Ltd.

(Seal) Zhuhai Hengqin Bright Scholar Management Consulting Co., Ltd. affixed

By:	/s/ Meirong Yang
Name:	Meirong Yang
Title:	Legal Representative

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Supplemental Agreement to the Exclusive Management Services and Business Cooperation Agreement as of the date first above written.

Party B 1: BGY Education Investment Management Co., Ltd.

(Seal) BGY Education Investment Management Co., Ltd. affixed

By:	/s/ Meirong Yang
Name:	Meirong Yang
Title:	Legal Representative

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Supplemental Agreement to the Exclusive Management Services and Business Cooperation Agreement as of the date first above written.

Party B 2: Foshan Meiliang Education Technology Co., Ltd.

(Seal) Foshan Meiliang Education Technology Co., Ltd. affixed

By:	/s/ Meirong Yang
Name:	Meirong Yang
Title:	Legal Representative

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Supplemental Agreement to the Exclusive Management Services and Business Cooperation Agreement as of the date first above written.

Party B 3: Foshan Zhiliang Education Technology Co., Ltd.

(Seal) Foshan Zhiliang Education Technology Co., Ltd. affixed

By:	/s/ Meirong Yang
Name:	Meirong Yang
Title:	Legal Representative

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Supplemental Agreement to the Exclusive Management Services and Business Cooperation Agreement as of the date first above written.

Party B 4: Beijing Boteng Consulting Co., Ltd.

(Seal) Beijing Boteng Consulting Co., Ltd. affixed

By:	/s/ Zi Chen
Name:	Zi Chen
Title:	Legal Representative

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Supplemental Agreement to the Exclusive Management Services and Business Cooperation Agreement as of the date first above written.

Party B 5: Foshan Shangtai Education Technology Co., Ltd.

(Seal) Foshan Shangtai Education Technology Co., Ltd. affixed

By:	/s/ Meirong Yang
Name:	Meirong Yang
Title:	Legal Representative

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Supplemental Agreement to the Exclusive Management Services and Business Cooperation Agreement as of the date first above written.

Party B 6: Foshan Renliang Education Technology Co., Ltd.

(Seal) Foshan Renliang Education Technology Co., Ltd. affixed

By:	/s/ Meirong Yang
Name:	Meirong Yang
Title:	Legal Representative

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Supplemental Agreement to the Exclusive Management Services and Business Cooperation Agreement as of the date first above written.

Party B 7: Foshan Yongliang Education Technology Co., Ltd.

(Seal) Foshan Yongliang Education Technology Co., Ltd. affixed

By:	/s/ Meirong Yang
Name:	Meirong Yang
Title:	Legal Representative

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Supplemental Agreement to the Exclusive Management Services and Business Cooperation Agreement as of the date first above written.

Party C:

By:	/s/ Meirong Yang
Name:	Meirong Yang

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Supplemental Agreement to the Exclusive Management Services and Business Cooperation Agreement as of the date first above written.

Party C:

By:	/s/ Wenjie Yang
Name:	Wenjie Yang

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